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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We have issued our report dated April 14, 1999 (except for note 1, as to which the date is September 29, 1999, note 7, as to which the date is July 1, 1999, and note 14, as to which the date is July 8, 1999), accompanying the consolidated financial statements of IntraNet Solutions, Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus on Form S-3 and to the use of our name as it appears under the caption "Experts."



                                                       /s/ Grant Thornton LLP






Minneapolis, Minnesota
February 15, 2000